[INVESCO AIM LOGO APPEARS HERE]
--Servicemark--
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173
713-626-1919

Invesco Aim Advisors, Inc.

October 21, 2008

Board of Trustees
AIM Variable Insurance Funds
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Re: Initial Capital Investment In A New Portfolio Of
    AIM Variable Insurance Funds

Ladies and Gentlemen:

We are purchasing shares of the AIM V.I. PowerShares ETF Allocation Fund (the "Fund"), a new portfolio of AIM Variable Insurance Funds, for the purpose of providing initial investment for the Fund. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

We hereby agree to purchase shares equal to the following dollar amount for the
Fund:

                                                                            PURCHASE
FUND                                                           AMOUNT         DATE
----                                                           ------   ----------------
INITIAL INVESTMENT AS SOLE SHAREHOLDER
AIM V.I. PowerShares ETF Allocation Fund - Series I Shares     $10.00   October 21, 2008
AIM V.I. PowerShares ETF Allocation Fund - Series II Shares    $10.00   October 21, 2008

FUND                                                           AMOUNT          DATE
----                                                           ------     ----------------
INITIAL INVESTMENT FOR THE PURPOSES OF COMMENCING OPERATIONS
AIM V.I. PowerShares ETF Allocation Fund - Series I Shares     $125,000   October 21, 2008
AIM V.I. PowerShares ETF Allocation Fund - Series II Shares    $125,000   October 21, 2008

We understand that the initial net asset value per share for the portfolio named above will be $10.00.

October 21, 2008
Page 2


We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Fund.

We further agree to provide the Fund with at least three days' advance written notice of any intended redemption and agree that we will work with the Fund with respect to the amount of such redemption so as not to place a burden on the Fund and to facilitate normal portfolio management of the Fund.

Sincerely yours,

INVESCO AIM ADVISORS, INC.


/s/ John M. Zerr
-------------------------------------
John M. Zerr
Senior Vice President

cc: Mark Gregson
    Gary Trappe